Exhibit 10.5
DIGITILITI, INC.
2010 Long-Term Incentive Plan
Restricted Stock Award Agreement

PARTICIPANT:	[ ]

GRANT DATE:	[ ]

NUMBER OF RESTRICTED SHARES:	[ ]

RESTRICTED STOCK AWARD REFERENCE NUMBER:	RS- [ ]

EXPIRATION DATE:	[ ]
THIS AGREEMENT is made as of the Grant Date set forth above by and between Digitiliti, Inc., a Delaware corporation (the “Company”), and the Participant named above pursuant to the terms of the Digitiliti, Inc. 2010 Long-Term Incentive Plan (the “Plan”). Any capitalized term used herein that is not expressly defined herein shall have the meaning ascribed to it in the Plan.
The Company desires, by granting to the Participant shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as hereinafter provided, to provide Participant with incentive to achieve corporate objectives.
NOW, THEREFORE, in consideration of the provision of services by Participant to the Company, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. Grant of Shares of Restricted Stock. The Company hereby grants to the Participant the number of shares of Common Stock set forth above (the “Restricted Stock”) on the terms and conditions set forth in this Agreement.
2. Restrictions on Transfer. The shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant until such shares of Restricted Stock are vested as hereinafter provided. Any attempt to dispose of shares of Restricted Stock in a manner contrary to these restrictions shall be void and of no force or effect.
3. Vesting and Forfeiture.
a. The Shares of Restricted Stock shall vest as follows: [describe vesting schedule/ performance requirements]
b. If the Participant’s active employment or other service with the Company or with an Affiliate is terminated for any reason before the shares of Restricted Stock are vested, including because of the disability of the Participant but not upon the death of the Participant, all unvested shares of Restricted Stock shall immediately and automatically be forfeited to the Company, and neither the Participant nor any of the Participant’s heirs, personal representatives, successors or assigns shall have any rights with respect to such unvested shares of Restricted Stock.

c. Upon the Participant’s death, all unvested shares of Restricted Stock shall immediately and automatically become fully vested, and the restrictions on said shares shall terminate, for the benefit of the Participant’s heirs, personal representatives and/or legatees according to the Participant’s will or the laws of descent and distribution.
d. Upon the effective date of a Change in Control, all unvested shares of Restricted Stock shall immediately and automatically become fully vested, and the restrictions on said shares shall terminate.
4. Term. This award of Restricted Stock shall terminate and be of no force or effect as to any shares of Restricted Stock not vested on or before the Expiration Date.
5. Stock Certificates.
a. The Company will issue a stock certificate in the name of the Participant representing the shares of Restricted Stock granted under this Plan. The Participant agrees that the Company will hold such stock certificate in custody until the shares of Restricted Stock vest or terminate and are forfeited, and that the certificate may bear an appropriate legend referring to the terms, conditions and restrictions applicable to the grant of shares of Restricted Stock substantially in the following form:
The transferability of the shares of common stock represented by this certificate is subject to the terms and conditions of the Digitiliti, Inc. 2010 Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into under such Plan between the registered owner of this stock certificate and Digitiliti, Inc. Copies of such Plan and Agreement are on file at the offices of Digitiliti, Inc.
b. As a condition of this award, the Participant agrees that, simultaneously with the execution of this Agreement, the Participant will execute and deliver to the Company a stock power in the form attached hereto as Exhibit A, endorsed in blank, relating to each certificate evidencing the shares of Restricted Stock.
6. Consideration for Restricted Shares. The Participant is not required to pay any consideration to the Company or its Affiliates upon the grant or vesting of the shares of Restricted Stock other than the rendering of services for the Company.
7. Dividends. The Participant shall have the right to receive dividends and other distributions with respect to the shares of Restricted Stock; provided, however, that all dividends in stock, all stock rights and all stock issued upon split-ups or reclassifications shall be subject to the same restrictions as the shares Restricted Stock upon which such stock dividends, rights or additional shares are issued, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.
8. Employment and Retention. The shares of Restricted Stock granted hereunder will not confer upon the Participant any right with respect to continuance of employment or other retention by the Company, nor will they interfere in any way with the Company’s right to terminate Participant’s employment or other retention at any time for any reason or for no reason.

9. Income Tax Withholding; Tax and Financial Advice. The Company shall have the right to require the payment (through withholding from the Participant’s salary or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the grant of the shares of Restricted Stock or the vesting of such shares of Restricted Stock. The Participant acknowledges and represents to the Company that the Participant has obtained advice with respect to the tax and other financial consequences of the grant of the shares of Restricted Stock including, without limitation, advice with respect to the election that the Participant may make under Section 83(b) of the Code.
10. Plan Governs. The provisions of this Restricted Stock Agreement are subject to the Plan, and if any provision of this Restricted Stock Agreement conflicts with the Plan, the provisions of the Plan shall govern.
11. Interpretation. The interpretation and construction of any provision of this Restricted Stock Agreement, including whether vesting has occurred, shall be made by the Committee and shall be final, conclusive and binding on the Participant and all other persons.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officers and the Participant has executed this Agreement, as of the Grant Date set forth above.

DIGITILITI, INC.

By:

Signature

Name Typed or Printed

Its:

Title Typed or Printed

PARTICIPANT:

Signature

Name Typed or Printed

EXHIBIT A
STOCK POWER
(Assignment Separate from Certificate)
For Value Received,                                          hereby sells, assigns and transfers unto                                           (_________) shares of common stock of Digitiliti, Inc. (the “Company”) standing in his/her/its name on the books of the Company represented by Stock Certificate No.                      herewith and does hereby irrevocably constitute and appoint                                          attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.
Dated:

Signature

Name Typed or Printed
IN PRESENCE OF